EXHIBIT 23(c)



                    CONSENT OF WASSERSTEIN PERELLA & CO. INC.



             We hereby consent to the use in Pre-Effective Amendment No. 1 to the Registration Statement of WPS Resources Corporation on Form S-4, and in the related Proxy Statement of Upper Peninsula Energy Corporation, of our opinion dated July 10, 1997 appearing as Appendix B to such Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the headings "SUMMARY OF PROXY STATEMENT/PROSPECTUS" and "THE MERGER." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


   WASSERSTEIN PERELLA & CO., INC.


   New York, New York
   October 23, 1997